Exhibit 10.25

FIRST AMENDMENT TO AMENDED AND RESTATED

SECOND LIEN CREDIT AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED SECOND LIEN CREDIT AGREEMENT (this “Amendment”) is entered into as of September 1, 2006 by and among the parties hereto for the purpose of amending that certain Amended and Restated Second Lien Credit Agreement dated as of July 28, 2006 (the “Credit Agreement”), by and among ENERGY XXI GULF COAST, INC., a Delaware corporation (the “Borrower”), the various financial institutions and other Persons from time to time parties hereto (the “Lenders”). BNP PARIBAS, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, BNP PARISBAS and RBS SECURITIES CORPORATION, as Joint Lead Arrangers and Joint Bookrunners, and RBS SECURITIES CORPORATION, as Syndication Agent.

RECITALS

WHEREAS, the Borrower, the Lenders and the Administrative Agent have agreed to amend the Credit Agreement as described below.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Defined Terms. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning given such term in the Credit Agreement.

Section 2. Amendment of Credit Agreement.

(a) Section 7.1.1 of the Credit Agreement is hereby amended as follows:

(i) Current paragraph (t) of Section 7.1.1 is hereby relettered as paragraph (w); and

(ii) The following paragraphs are hereby inserted after paragraph (s) of Section 7.1.1 as new paragraphs (t), (u) and (v) of Section 7.1.1:

(t) concurrently with any delivery of financial statements under Section 7.1. 1 (b), the annual financial and operational projections for the Borrower and its Subsidiaries, by month, for the twelve month period immediately following the date of such financial statements prepared in good faith based on available information and estimates determined to be reasonable at the time such projections were prepared;

(u) promptly after June 30 of each calendar year, commencing June 30, 2006, and in any event prior to September 30 of each calendar year (commencing September 30,

2006), a Reserve Report in form and substance satisfactory to the Administrative Agent, prepared by an Approved Engineer, which Reserve Report shall be dated as of July 1 of such calendar year and shall set forth the proven and producing oil and gas reserves attributable to the Oil and Gas Properties owned directly by the Borrower and its Subsidiaries and a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based on pricing assumptions consistent with SEC reporting requirements at the time and reflecting (and conforming to the definition of) PV, together with additional data concerning pricing, hedging, quantities and purchasers of production, and other information and engineering and geological data as the Administrative Agent or any Lender may reasonably request;

(v) promptly after January 1 of each calendar year, commencing January 1, 2007, and in any event prior to March 31 of each calendar year (commencing March 31, 2007), a Reserve Report in form and substance satisfactory to the Administrative Agent, prepared by the Borrower’s petroleum engineers, which report shall be dated as of January 1 of such calendar year and shall set forth the proven and producing oil and gas reserves attributable to the Oil and Gas Properties owned directly by the Borrower and its Subsidiaries and a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based on pricing assumptions consistent with SEC reporting requirements at the time and reflecting (and conforming to the definition of) PV, together with additional data concerning pricing, hedging, quantities and purchasers of production, and other information and engineering and geological data as the Administrative Agent or any Lender may reasonably request; and

(b) Section 7.2.6(c) of the Credit Agreement is hereby amended by inserting the words “; provided, that such Restricted Payments shall not exceed $1,000,000.00 in the aggregate during any Fiscal Year” after the words “established in good faith by the Borrower’s board of directors”.

Section 3. Conditions Precedent. This Amendment shall be effective as of the date first set forth above upon the Administrative Agent having received, on behalf of itself and the Lenders, each of the following:

(a) counterparts to this Amendment duly executed by the Borrower, each Guarantor, the Administrative Agent and the Required Lenders; and

(b) an executed copy of an amendment to the First Lien Credit Agreement in form and substance satisfactory to the Administrative Agent among the Borrower, each Guarantor, the First Lien Administrative Agent and the Required Lenders (as defined in the First Lien Credit Agreement) amending Section 7.2.6(c) of the First Lien Credit Agreement as described in Section 2(b) of this Amendment.

Section 4. Representations and Warranties. The Borrower and each Guarantor hereby jointly and severally represent and warrant that, as of the date of this Amendment:

(a) all of the representations and warranties contained in the Credit Agreement and in each Loan Document are true and correct as of the date hereof after giving effect to this Amendment, except to the extent that any such representations and warranties expressly relate to an earlier date;

(b) the execution, delivery and performance by the Borrower and each other Obligor of this Amendment has been duly authorized by all necessary corporate action required on their part, and this Amendment, the Credit Agreement and other Loan Documents constitute the legal, valid and binding obligation of each Obligor party thereto enforceable against such Obligor in accordance with its terms, except as its enforceability may be affected by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally;

(c) neither the execution, delivery and performance of this Amendment by the Borrower and each other Obligor, the performance by them of the Credit Agreement nor the consummation of the transactions contemplated thereby does or shall contravene, result in a breach of, or violate (i) any provision of any Obligor’s certificate or articles of incorporation or bylaws or other similar documents, or agreements, (ii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Obligor or any of its Subsidiaries is a party or by which any Obligor or any of its Subsidiaries or any of their property is bound; and

(d) no Default or Event of Default has occurred and is continuing.

Section 5. Reaffirmation of Guaranty and Liens.

(a) Each Guarantor (i) is party to a Guaranty, guaranteeing payment of the Obligations, (ii) has reviewed this Amendment and (iii) waives any defense arising by reason of any disability, lack of organizational authority or power, or other defense of the Borrower or any other guarantor of the Obligations, and agrees that according to its terms the Guaranty to which such Guarantor is a party will continue in full force and effect to guaranty the Obligations under the Loan Documents, as the same may be amended, supplemented, or otherwise modified, and such other amounts in accordance with the terms the Guaranty to which such Guarantor is a party.

(b) Each Obligor (i) is a party to certain Security Documents securing and supporting the Obligations, (ii) has reviewed this Amendment and (iii) waives any defense arising by reason of any disability, lack of organizational authority or power, or other defense of the Borrower or any other guarantor of the Obligations, and agrees that according to their terms the Security Documents to which such Obligor is a party will continue in full force and effect to secure the Obligations under the Loan Documents, as the same may be amended, supplemented, or otherwise modified, and (iv) acknowledges, represents, and warrants that the liens and security interests created by the Security Documents are valid and subsisting perfected Liens (subject to and subordinate to the

First Lien Loans, to the extent provided in the Intercreditor Agreement, and subject to Liens permitted pursuant to Section 7.2.3) in favor of the Administrative Agent.

(c) The delivery of this Amendment does not indicate or establish a requirement that any Loan Document requires any Guarantor’s approval of amendments to the Credit Agreement, but has been furnished to the Administrative Agent and the Lenders as a courtesy at the Administrative Agent’s request.

Section 6. Effect on Loan Documents.

(a) Except as amended herein, the Credit Agreement and the Loan Documents remain in full force and effect as originally executed, and nothing herein shall act as a waiver of any of the Administrative Agent’s or Lenders’ rights under the Loan Documents, as amended.

(b) This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment may be a Default or Event of Default under other Loan Documents.

Section 7. Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Section 8. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 9. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Transmission by facsimile of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers as of the first day and year written above.

BORROWER:

ENERGY XXI GULF COAST, INC.

By:	/s/ David West Griffin
David West Griffin
Chief Financial Officer

Signature Page to First Amendment to Amended and Restated Second Lien Credit Agreement

Energy XXI Gulf Coast, Inc.

ADMINISTRATIVE AGENT:

BNP PARIBAS, as Administrative Agent

By:	/s/ Evans Swann
Evans Swann
Director

By:	/s/ Gabe Ellison
Gabe Ellison
Vice President

LENDERS:

BNP PARIBAS, as a Lender

By:	/s/ Evans Swann
Evans Swann
Director

By:	/s/ Gabe Ellison
Gabe Ellison
Vice President

Signature Page to First Amendment to Amended and Restated Second Lien Credit Agreement

Energy XXI Gulf Coast, Inc.

THE ROYAL BANK OF SCOTLAND plc, as a Lender

By:	/s/ P. R. Ballard
Name:	P. R. Ballard
Title:	Managing Director

Signature Page to First Amendment to Amended and Restated Second Lien Credit Agreement

Energy XXI Gulf Coast, Inc.

SATELLITE SENIOR INCOME FUND, LLC, as a Lender

By:	/s/ Simon Raykher
Name:	Simon Raykher
Title:	General Counsel

Signature Page to First Amendment to Amended and Restated Second Lien Credit Agreement

Energy XXI Gulf Coast, Inc.

ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:

ENERGY XXI GOM, LLC (formerly Marlin Energy Offshore, L.L.C.)

By:	/s/ David West Griffin
David West Griffin
Chief Financial Officer

ENERGY XXI TEXAS GP, LLC (formerly Marlin Texas GP, L.L.C.)

By:	/s/ David West Griffin
David West Griffin
Chief Financial Officer

ENERGY XXI TEXAS, LP (formerly Marlin Texas, L.P.)

By: Energy XXI Texas GP, LLC, its General Partner

By:	/s/ David West Griffin
David West Griffin
Chief Financial Officer

Signature Page to First Amendment to Amended and Restated Second Lien Credit Agreement

Energy XXI Gulf Coast, Inc.

ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN IN ITS CAPACITY AS GUARANTOR UNDER ITS LIMITED RECOURSE GUARANTY AND GRANTOR UNDER ITS PLEDGE AGREEMENT AND IRREVOCABLE PROXY DELIVERED IN CONNECTION WITH EACH OF THE FIRST LIEN CREDIT AGREEMENT AND THE CREDIT AGREEMENT:

ENERGY XXI USA, INC.

By:	/s/ David West Griffin
David West Griffin
Chief Financial Officer

Signature Page to First Amendment to Amended and Restated Second Lien Credit Agreement

Energy XXI Gulf Coast, Inc.